                                                                    EXHIBIT 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our reports dated February 20, 2004 accompanying the consolidated financial statements of Numerex Corp. and Subsidiaries ("Company") appearing in the 2003 Annual Report of the Company to its shareholders and accompanying the schedules included in the Annual Report on Form 10-K for the year ended December 31, 2003 which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statements of the aforementioned reports and to the use of our name as it appears under the caption "Experts".



/s/Grant Thornton, LLP

Atlanta, Georgia

April 23, 2004